Merger Update Creating an Industry Leader in Electrical and Data Communications Distribution

Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, WESCO International, Inc. ("WESCO") has filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission ("SEC"), which includes a preliminary prospectus of WESCO and a preliminary proxy statement of Anixter International Inc. ("Anixter"), and each party will file other documents regarding the proposed transaction with the SEC. The registration statement has not yet become effective and the proxy statement/prospectus included therein is in preliminary form. INVESTORS AND SECURITY HOLDERS OF WESCO AND ANIXTER ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESCO, ANIXTER AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Anixter's stockholders. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents filed with the SEC by WESCO or Anixter through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by WESCO will be available free of charge on WESCO’s website at http://wesco.investorroom.com/sec-filings and copies of the documents filed with the SEC by Anixter will be available free of charge on Anixter’s website at http://investors.anixter.com/financials/sec-filings. Participants in the Solicitation WESCO and Anixter and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies from Anixter shareholders with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of WESCO is set forth in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 24, 2020, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Information about the directors and executive officers of Anixter is set forth in its Annual Report on Form 10-K for the year ended January 3, 2020, which was filed with the SEC on February 20, 2020, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Forward Looking Statements All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, and statements that address each company’s expected future business and financial performance and other statements identified by words such as “anticipate”, “plan”, “believe”, “estimate”, “intend”, “expect”, “project”, “will” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of WESCO and Anixter (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Those risks, uncertainties and assumptions include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Anixter may not adopt the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO’s common stock or Anixter’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO or Anixter to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond WESCO’s control. Additional factors that could cause results to differ materially from those described above can be found in WESCO’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on WESCO’s website at http://wesco.investorroom.com/sec-filings and on the SEC’s website at http://www.sec.gov, and in Anixter’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on Anixter’s website at http://investors.anixter.com/financials/sec-filings and on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date of this communication. Neither WESCO nor Anixter undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These financial measures include financial leverage, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of the use of debt and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. 2

Today’s Presenters John Engel Dave Schulz President, Chairman and CEO Senior Vice President and CFO WESCO International WESCO International 3

# Transformational Combination Creates an Industry Leader in Electrical and Data Communications Distribution

**Differentiated Scale and Capabilities in Highly Fragmented Industry**

- ✓ ~$17.2 billion of pro forma net sales
- ✓ ~$1.1 billion pro forma Adjusted EBITDA, including announced cost synergies

**Complementary Products, Industries, and Geographies Drive Accelerated Growth**

- ✓ Accelerates sales growth by more than 100 bps
- ✓ Significant cross-selling and international expansion opportunities

**Significant Cost Synergies Identified with Meaningful Upside**

- ✓ Detailed execution plan to deliver $200+ million of cost synergies
- ✓ Leading global consulting firm serving as integration advisor

**Accelerates EPS Growth, Expands Margins and Drives Substantial Earnings Accretion**

- ✓ Doubles standalone EPS growth rate
- ✓ Expands Adjusted EBITDA margin 100+ bps and delivers 40 - 50% EPS accretion [1]

**Substantial Free Cash Flow and Rapid Deleveraging**

- ✓ Generates annual pro forma free cash flow of ~$600 million [1, 2]
- ✓ Leverage reduced to 2.0 – 3.5x over 24 months

**Substantial value creation opportunity for WESCO shareholders**

1. Financial metrics reflect expected impact in year three.
2. Includes estimated year three cost synergies.

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A Leader in Electrical and Data Communications Distribution A leader in electrical distribution A leader in data communications, security, and wire & cable distribution $17.2 billion $1,084 million 1 ~50 ~18,900 Pro Forma Pro Forma 2019 Countries Employees 2019 Net Sales Adjusted EBITDA Digital Operational Cross Selling to Premier Back Office Technologies and Excellence and Expanded Supply Chain Scale and Innovation to Logistics Customer Base Services Efficiencies Drive Value Optimization Combination expected to generate significant cost synergies of $200+ million and accelerate growth 1. Includes impact of estimated year three synergies of $200 million. 5

Differentiated Scale and Capabilities in Highly Fragmented Industry 2019 Net Sales North American Share 1 $17.2bn 7% 6% Sonepar $8.4bn $8.8bn Other 5,000+ Graybar Rest of Rexel Top 200 + Combination increases scale and capabilities 1. Source: Electrical Wholesaling Top 200 Electrical Distributors, 2019 6

Complementary Products, Industries and Geographies Drive Accelerated Growth CIG Utility Power Industrial 15% Solutions 36% 20% Network & Security Solutions Industries Utility Electrical & 53% 16% Electronic Solutions Construction 27% International 33% 5% International 19% Canada 20% Geographies Canada 10% U.S. U.S. 75% 71% Significant revenue synergy opportunities above $200mm+ cost synergies 7

Complementary Portfolios, Enhanced Capabilities and Strategic Investments Drive Accelerated Growth ACCELERATED GROWTH • Capitalize on Anixter’s capabilities in wire and cable, data communications and security with WESCO customers • Utilize Anixter’s international footprint to expand with global customers Leader in Electrical Distribution and Supply Chain Services • Increase customer service and fulfillment capabilities through optimized supply chain footprint • Increase investment in digital applications and solutions • Cross sell WESCO’s broad product offering in electrical to Leader in Data Communications and Anixter customers Network & Security Products and Solutions • Extend WESCO’s capabilities in broadband, automation, lighting and safety across combined customer base Expect organic growth to accelerate by over 100bps 8

Significant Cost Synergies Identified with Meaningful Upside Cost Synergy Outlook ($mm) Significant Upside 70% of total 30% $200 of total $140 $68 Year One Year Two Year Three Estimated one-time operating costs of ~$140 million over the first three years to capture synergies $200+ Million cost synergies identified with significant upside 9

Detailed Execution Plan to Deliver $200+ Million of Announced Cost Synergies  Rationalization of branch locations (lease, insurance, local IT and infrastructure, etc.)  Reductions in operating expenses, including benefits from duplicative  ~2/3 of WESCO and Anixter management functions facilities in the U.S. are within 20 Field miles of each other Operations G&A 20% 30% Supply Chain Corporate 35% Overhead Benefits from coordinated supply  15% Redundant public-company costs chain including line card reviews and  (board, listing and agency fees, etc.) harmonizing rebate programs Professional services (auditing, Optimized logistics and   insurance, etc.) transportation operations Highly confident in ability to deliver cost synergies 10

Process-Oriented Approach to Drive Integration Execution Flawless Build World Deliver Value OBJECTIVES: Day 1 / Day Class New Capture 100 Execution Company • Ensure uninterrupted operations and • Combined company spend and growth • Implement operating model and design protect the base business synergy targets by function, geography, organization structure and business • Detailed plans for key business processes • Talent selection and retention plans for Day 1, including integration • Prioritize and deliver synergy in functions architecture, tracking and governance that drive majority of value capture • Build change management into integration • Communication and onboarding for • Optimize working capital • Deploy cutting edge digital business combined teams capabilities INTEGRATION GOVERNANCE: Partnering with a leading global consulting firm to support integration management and execution VALUE DELIVERY SUPPLY MARKETING / CORPORATE COMMERCIAL DIGITAL / IT OPERATIONS WORKSTREAMS: CHAIN BRANDING FUNCTIONS Resources and detailed roadmap support synergy realization 11

Significant Upside Beyond $200+ Million of Announced Cost Synergies Operational Excellence Growth Opportunities Additional supply chain efficiencies Complementary product lines Further network optimization Cross-selling with customers in all geographies LEAN initiatives across combined platform Continued investment in digital applications Additional synergies to be identified during integration process 12

# Accelerates EPS Growth, Expands Margin and Drives Substantial Earnings Accretion

## Financial Impact

- ✓ Including the impact of announced cost synergies, Adjusted EBITDA margin increases by over 100 bps
- ✓ Delivers 40% to 50% EPS accretion in year three
  - Includes $200 million of year three cost synergies
  - Incorporates the impact of a $400 - $500 million offering of equity and / or equity-content securities issued to the market[2]

## Expected Year Three EPS Accretion


~ 40 - 50%
~ 50 - 60%
EPS
Cash Adj. EPS 1

**Doubles standalone EPS growth rate**

1. Cash adjusted EPS adds back annual tax-effected amortization of intangibles of ~$78 million, financing fees and stock-based compensation.
2. Pro forma financial statements included in the Registration Statement on Form S-4 to be updated to reflect an equity issuance in the range of $400M to $500M prior to effectiveness.

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Substantial Free Cash Flow and Rapid Deleveraging Anticipated deleveraging to be driven Net Debt / Adj. EBITDA through a combination of: 1 + Strong free cash flow generation 2 ~4.5x + Cost savings realization + Earnings growth – Additional capital expenditures to drive synergies 2.0 - 3.5x Strong liquidity of at least $800 million at closing Strength of combined company’s cash flows and significant synergies reduces At Close Within 24 Months of leverage to within long-term range of 2.0 Close – 3.5x within 24 months of close Generates annual pro forma free cash flow 1 of ~$600 million 3 by year three 1. Free cash flow defined as cash flow from operating activities less capital expenditures. 2. Includes $68 million of expected year one synergies. 14 3. Includes estimated year three cost synergies.

Transaction Update and Critical Actions to Closing Regulatory approval process – Initial filings made in all required jurisdictions – Hart-Scott-Rodino waiting period expired on February 26 Anixter Stockholder Meeting scheduled for April 9 Required SEC filings underway We remain on track to close in Q2 or Q3 of 2020 15

# Transformational Combination Creates an Industry Leader in Electrical and Data Communications Distribution

**Differentiated Scale and Capabilities in Highly Fragmented Industry**

- ~$17.2 billion of pro forma net sales
- ~$1.1 billion pro forma Adjusted EBITDA, including announced cost synergies

**Complementary Products, Industries, and Geographies Drive Accelerated Growth**

- Accelerates sales growth by more than 100 bps
- Significant cross-selling and international expansion opportunities

**Significant Cost Synergies Identified with Meaningful Upside**

- Detailed execution plan to deliver $200+ million of cost synergies
- Leading global consulting firm serving as integration advisor

**Accelerates EPS Growth, Expands Margins and Drives Substantial Earnings Accretion**

- Doubles standalone EPS growth rate
- Expands Adjusted EBITDA margin 100+ bps and delivers 40 - 50% EPS accretion [1]

**Substantial Free Cash Flow and Rapid Deleveraging**

- Generates annual pro forma free cash flow of ~$600 million [1, 2]
- Leverage reduced to 2.0 – 3.5x over 24 months

**Substantial value creation opportunity for WESCO shareholders**

1. Financial metrics reflect expected impact in year three.
2. Includes estimated year three cost synergies.

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APPENDIX

Adjusted EBITDA Fiscal Year 2019 Combined Pro WESCO Anixter Forma (In millions) Net income $ 222.1 $ 262.9 $ 485.0 Income taxes 59.9 30.5 90.4 Interest expense 64.2 77.1 141.3 Depreciation and amortization 62.1 72.2 134.3 EBITDA $ 408.3 $ 442.7 $ 851.0 Merger costs 3.1 12.8 15.9 Stock-based compensation - 20.0 20.0 Foreign exchange and other - (3.0) (3.0) Acquisition and integration costs - (0.3) (0.3) Adjusted EBITDA $ 411.4 $ 472.2 $ 883.6 Note: The table above is presented in a manner that is consistent with the respective reports filed with the SEC by WESCO and Anixter. 19